August 1, 2012 1 Third Quarter 2012 Earnings Conference Call November 1, 2012 El Paso Electric Company Exhibit 99.02

El Paso Electric R Safe Harbor Statement Statements in this presentation, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “act”). Such statements are intended to be made as of the date of this presentation, and the company does not undertake to update any such forward-looking statement. Forward-looking statements involve known and unknown risks and other factors that may cause actual results to differ materially from those expressed in this presentation. In connection with the safe-harbor provisions of the act, the company has set forth below a number of important risks and factors that could cause actual results to differ materially from forward-looking information. Factors that could cause or contribute to such differences include, but are not limited to:  Increased prices for fuel and purchased power and the possibility that regulators may not permit EE to pass through all such increased costs to customers or to recover previously incurred fuel costs in rates  The ability to increase rates to recover capital investments and operating costs in Texas and New Mexico  Uncertainties and instability in the general economy and the resulting impact on EE’s sales and profitability  Unanticipated increased costs associated with scheduled and unscheduled outages  The size of our construction program and our ability to complete construction on budget and on time  Costs at Palo Verde  Deregulation and competition in the electric utility industry  Possible increased costs of compliance with environmental or other laws, regulations and policies  Possible income tax and interest payments as a result of audit adjustments proposed by the IRS or state taxing authorities  Uncertainties and instability in the financial markets and the resulting impact on EE’s ability to access the capital and credit markets  Other factors detailed by EE in its public filings with the Securities and Exchange Commission. EE’s filings are available from the Securities and Exchange Commission or may be obtained through EE’s website, http://www.epelectric.com Any such forward-looking statement is qualified by reference to these risks and factors. EE cautions that these risks and factors are not exclusive. EE does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of EE except as required by law. November 1, 2012 2

El Paso Electric R Highlights for the 3rd Quarter 2012  Earnings per share  3rd Quarter 2012 EPS (Basic) - $1.29, compared to 3rd quarter 2011 EPS (Basic) of $1.41  YTD 2012 (Basic) EPS - $2.15, compared to YTD 2011 (Basic) EPS of $2.33  Palo Verde unit 2 recorded the best performance in plant history operating for a plant-record of 518 consecutive days  Completed refinancing of $92.5mm of Pollution Control Bonds (PCB’s) on August 28, 2012; annual savings of approximately $1.1mm  The coupons on the Farmington PCB’s and the Series A Maricopa PCB’s were lowered to 1.875% and 4.5%, respectively  Board of Directors approved a quarterly cash dividend of $0.25 per share payable on December 28, 2012  Dividend payments are anticipated to total $38.9mm in 2012  Continue to target a 45% payout ratio November 1, 2012 3

El Paso Electric R 3rd Quarter Key Earnings Drivers Basic EPS Description September 30, 2011 1.41$ Changes in: AFUDC 0.04 Increased AFUDC due to higher construction balances Non-Fuel Base Revenue (0.13) Decreased revenues due to hotter summer weather in 2011 and reduced rates for Texas customers Transmission Revenues (0.06) Decreased revenues due to the settlement agreement with Tucson Electric Power Company in 2011 Other 0.03 September 30, 2012 1.29$ November 1, 2012 4

El Paso Electric R Year-to-Date Key Earnings Drivers Basic EPS Description September 30, 2011 2.33$ Changes in: Non-Fuel Base Revenue (0.09) Decreased revenues due to hotter summer weather in 2011 and reduced rates for Texas customers Deregulated PV Unit 3 (0.07) Decreased revenues due to lower proxy market prices resulting from lower natural gas prices and reduced generation O&M (0.14) Increased pension and benefits expense reflecting lower discount rates and increased fossil fuel plant O&M expenses due to maintenance 2011 Share Repurchases Effect 0.10 Reduced number of shares outstanding due to repurchases made in 2011 Other 0.02 September 30, 2012 2.15$ November 1, 2012 5

El Paso Electric R Changes in Revenue and Sales November 1, 2012 6 -1.7% -1.4% -6.7% -2.0% -2.2% 1.7% 0.6% -2.8% 2.2% 0.8% -2.6% -6.4% -7.4% -2.4% -4.2% 0.7% -3.8% -6.8% 1.3% -1.3% -8.0% -6.0% -4.0% -2.0% 0.0% 2.0% MWh Non-Fuel Base Revenues C&I Small Residential C&I Large Public Authorities 3rd Quarter Year-to-Date Total C&I Small Residential C&I Large Public Authorities Total

El Paso Electric R CDD’s & Customer Growth November 1, 2012 7 2012 Compared to 2011 % Change 3rd QTR YTD Cooling Degree Days (CDD) -16.2% -9.5% CDD Compared to 10 Year Average 1.4% 7.9% Average Retail Customers 1.1% 1.4%

El Paso Electric R 2012 Earnings Guidance  Revised 2012 Earnings Guidance range to $2.20 to $2.40 per basic share from previous range of $2.10 to $2.45 per basic share  Primary driver for the revision to the earnings guidance range was the tightening of possible outcomes for non-fuel base revenues given we are through the third quarter November 1, 2012 8

El Paso Electric R Capital Requirements and Liquidity  EE has expended $144.6mm for additions to utility plant for the nine months ended September 30, 2012  Capital expenditures for utility plant in 2012 are anticipated to be approximately $220.7mm (previously $232.1mm)  EE made $28.9mm in dividend payments for the nine months ended September 30, 2012 ($10.0mm during the third quarter)  EE had a cash balance of $8.7mm at September 30, 2012  At September 30, 2012, EE had liquidity of $246.7mm including cash and the revolving credit facility November 1, 2012 9

El Paso Electric R Q & A November 1, 2012 10